                                                  January 9, 2001

Hancock Holding Company
Attn: Carl J. Chaney
One Hancock Plaza
2510 14th Street
Gulfport, MS  39501

                  Re:      Hancock Holding Company
                           Registration Statement on Form S-8
                           Directors Deferred Compensation Plan

Ladies and Gentlemen:

We have  acted  as  counsel  to  Hancock  Holding  Company  (the  "Company")  in connection with the preparation of the above-referenced  Registration  Statement on Form S-8 filed by the Company with the  Securities  and  Exchange  Commission
(the  "Commission")  with respect to the issuance by the Company of an aggregate of 100,000 shares of $3.33 par value common stock (the "Common Stock")  issuable under the Hancock Holding Company Directors  Deferred  Compensation  Plan. In so
acting,  we have  examined and relied upon the  original,  or a  photostatic  or certified copy, of such records of the Company,  certificates of officers of the
Company  and of public  officials,  and such other  documents  as we have deemed relevant and  necessary  as the basis for the opinion set forth  below.

In such examination, we have assumed the genuineness of all signatures appearing on all documents,  the legal capacity of all persons signing such documents, the authenticity  of all documents  submitted to us as originals,  the conformity to original documents of all documents  submitted to us as certified,  conformed or photostatic  copies, the accuracy and completeness of all corporate records made available  to us by the  Company,  and the truth and  accuracy  of all facts set forth in all certificates provided to or examined by us.

Based  upon  the  foregoing  and  subject  to the  limitations,  qualifications, exceptions  and  assumptions  set forth  herein,  we are of the opinion that the
Common Stock has been duly  authorized,  and, when issued in accordance with the terms described in the  Registration  Statement,  will be validly issued,  fully paid and nonassessable.

The foregoing  opinions are limited to the laws of the State of Mississippi  and the federal  laws of the United  States of America.  We express no opinion as to matters  governed  by the laws of any other  state.  Furthermore,  no opinion is expressed  herein as to the effect of any future  acts of the parties or changes in existing  law. We  undertake no  responsibility  to advise you of any changes after the date  hereof in the law or the facts  presently  in effect  that would alter the scope or substance of the opinions herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional  judgment at this time;  it is not,  however,  to be construed as a guaranty,  nor is it a warranty that a court  considering such matters would not rule in a manner contrary to the opinions set forth above.

We  consent to the  filing of this  opinion  as an  exhibit to the  Registration
Statement and to the reference to us in the prospectus  under the caption "Legal
Matters."  In giving  this  consent,  we do not  admit  that we are  within  the category of persons whose consent is required  under Section 7 of the Securities
Act of 1933, as amended, and the General Rules and Regulations of the Commission
thereunder.

                                            Very truly yours,

                                             PHELPS DUNBAR LLP